Exhibit 99.1

Eclipse Resources Corporation Third Quarter 2015 Earnings Release and Conference Call Notice

STATE COLLEGE, PA- October 14, 2015- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE: ECR) plans to issue its third quarter earnings release after the market close on Wednesday, November 11, 2015. The company will hold a conference call on Thursday, November 12, 2015 at 10:00 am (Eastern Time) to discuss the company’s current operations, third quarter and year-to-date financial performance and initial 2016 outlook.

Benjamin W. Hulburt, Eclipse Resources Chairman, President and CEO, commented, “We have continued to maintain a disciplined approach to managing our capital and preserving liquidity in the current environment while optimizing production and driving operating and administrative costs lower. I expect our production in the third quarter to be at the high end of our previously issued guidance of 205 to 215 MMcfe per day and our per unit operating expenses to be at the low end of our guidance. Additionally, we have implemented several cost saving measures to reduce administrative expenses that will continue to positively impact us as we move into 2016. Furthermore, we have been actively augmenting our natural gas hedge position, which now is up to an average hedged volumes of approximately 135,000 MMbtu per day in 2016, or approximately 90-95% of current production, with a weighted average price of $3.11 per MMbtu.

During the third quarter conference call, we will be providing our initial thoughts on our 2016 capital program. We currently expect that the 2016 capital program will continue to focus on the development of our highest returning dry gas Utica assets while ensuring that our spending is limited to levels that allow us to retain ample liquidity throughout 2016 in the event that depressed commodity prices continue. We also plan to provide an update on our dry gas spacing test that we believe has continued to show promising results.”

Conference Call

A conference call to review the financial and operational results is scheduled for Thursday, November 12, 2015 at 10:00am Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Eclipse Resources Third Quarter 2015 Earnings Call. A replay of the call will be available through January 12, 2016. To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13622491. A live webcast of the call may be accessed through the Investor Center on the Eclipse Resources’ website at www.eclipseresources.com. The webcast will be archived for replay on the Company’s website for six months.

About Eclipse Resources

Eclipse Resources is an independent exploration and production Company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 9, 2015 (the “2014 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2014 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q. Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue.

Contact:

Eclipse Resources Corporation

Douglas Kris, 814-325-2059

Vice President: Investor Relations

dkris@eclipseresources.com